UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2023

BIONIK LABORATORIES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

80 Coolidge Hill Road Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 926-4800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01	Entry Into A Material Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Private Offering

On June 13, 2023, Bionik Laboratories Corp. (the “Company”) launched a new private offering (the “Private Offering”) of its convertible promissory notes (the “Notes”) of up to $2,000,000, with an initial subscription of $220,000 from an affiliate of the Company’s Chairman, Andre-Jacques Auberton-Herve (the “Holder”). The Holder subscribed to the Note pursuant to a Subscription Agreement (the “Subscription Agreement”).

The Company intends to use the net proceeds from the Note for the Company’s working capital and general corporate purposes.

The Note bears interest at a fixed rate of 1% per month, computed based on a 360-day year of twelve 30-day months and will be payable, along with the principal amount, on June 1, 2024 (the “Maturity Date”).

The Note will be convertible into equity of the Company upon the following events on the following terms:

•	On the Maturity Date without any action on the part of the Holder, the outstanding principal and accrued and unpaid interest under the Note will be converted into shares of common stock at a conversion price equal to $0.60 per share.

•	Upon the consummation of the next equity or equity linked round of financing of the Company for cash proceeds (the “Qualified Financing”), without any action on the part of the Holder, the outstanding principal and accrued and unpaid interest under the Note will be converted into shares of common stock at a conversion price equal to the lesser of (a) the issue price per share in the Qualified Financing and (b) $0.60 per share.

The Note contains customary events of default, which, if uncured, entitle the Holder to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Note.

The foregoing is a brief description of the subscription of the Note and the terms of the Note and is qualified in its entirety by reference to the full text of the form of Subscription Agreement and the form of Note, which are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Director Notes

On June 14, 2023, Audrey Frederique Thevenon, and on June 16, 2023, Joseph Martin, each a director of the Company, agreed to convert $108,333 of accrued director fees due and owing to each of them (the “Accrued Director Fees”), into a promissory note (each, “Director Note”).

Each Director Note bears interest at a fixed rate of 1% per month, computed based on a 360-day year of twelve 30-day months and will be payable, along with the principal amount, on the earlier of (a) the 10-year anniversary of the issue date, (b) such date that the Company generates at least $10 million in annual revenues and (c) the consummation of an equity or equity linked round of financing of the Company for cash proceeds of no less than $10 million (the “Maturity Date”). Each Director Note may be prepaid by the Company in whole or in part, without need for the consent of the holder.

Each Director Note contains customary events of default, which, if uncured, entitle the holder to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Director Note.

Each Director Note provides for a general release of the Company with respect to the Accrued Director Fees, subject to the Company’s compliance with the terms of the Director Note and other limitations.

The foregoing is a brief description of each Director Note and the terms of each Director Note and is qualified in its entirety by reference to the full text of the Director Note, a form of which is included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the issuance of the Note is incorporated by reference herein. The Note and, unless subsequently registered, the shares underlying the Note, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

As a result of the Offering, the principal and accrued interest under the Company’s outstanding convertible promissory notes (the “Outstanding Notes”), converted into an aggregate of 4,083,544 shares of the Company’s common stock, in accordance with the terms of the Outstanding Notes. Of such shares, 3,102,878 were issued to an affiliate of Remi Gaston-Dreyfus, a director of the Company, 186,111 were issued to an affiliate of the Company’s Chairman, Andre-Jacques Auberton-Herve, and 794,554 were issued to two existing stockholders. Such shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, Section 3(a)(9) of the Securities Act and/or Regulation S under the Securities Act.

Item 8.01	Other Events.

The Company’s Board of Directors and management have commenced, and are continuing to explore, certain cost-cutting measures to maximize available resources while it seeks to raise capital through the Private Offering and increase revenues. In addition to entering into the Director Notes and repaying certain accrued directors fees through the issuance of shares in lieu thereof, this may ultimately include some or all of the following:

•	Concentrate its available resources on selling its InMotion devices and supporting technology to large, national accounts and through overseas distributors, while suspending sales initiatives to multiple single or smaller purchasers. The cost of sales to single and smaller purchasers is disproportionately larger than to large accounts or through distributor relationships.
•	Concentrate on the growth of its, and continue acquisitions of, neuro recovery centers, as funds allow, which the Company believes can accelerate revenue growth faster than by sales of InMotion devices alone.
•	Consider decreasing the size of the Board of Directors from its current size of seven, with voluntary resignations of one or more directors.
•	Significantly reduce the Company’s Watertown, Massachusetts facility space.
•	Reduce employee headcount to focus on core services and support, with corresponding reduced costs.
•	Consider ways to decrease public company expenses, including possibly “going dark” by suspending its obligations to file its current and periodic reports required by Sections l3(a) and 15(d) of the Securities Exchange Act of 1934, as amended, pursuant to Rule l2h-3 promulgated thereunder.
•	Pausing the Company’s investor relations and public relations strategies.

In addition, the Company will continue to consider other ways to maximize shareholder value, including but not limited to sale of the Company or its assets, or restructuring or reorganization, among other alternatives.

The Company expects that any savings generated from such cost-reduction activities as are ultimately adopted, along with any projected capital raise through the Private Offering, would enable the Company to continue operations while the Company continues to seek new sources of financings to stabilize its finances and operations.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Form of Subscription Agreement
10.2	Form of Convertible Promissory Note
10.3	Form of Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 16, 2023

BIONIK LABORATORIES CORP.

By:	/s/ Rich Russo Jr.
Name:	Rich Russo Jr.
Title:	President and CEO